As filed with the Securities and Exchange Commission on October 7, 2003

Registration No. 333-90009

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FILM ROMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4585357
(State of Incorporation)	(I.R.S. Employer Identification No.)

12020 Chandler Boulevard, Suite 300

North Hollywood, CA 91607

(818) 738-1302

(Address of Principal Executive Offices, Including Zip Code)

1996 Stock Option Plan, 1999 Non-Employee Directors Stock Option Plan

and 2000 Amended And Restated Stock Option Plan

(Full Title of the Plan)

John Hyde

Chief Executive Officer

Film Roman, Inc.

12020 Chandler Boulevard, Suite 300 North Hollywood, CA 91607

(818) 738-1302

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark Selinger, Esq.

McDermott, Will & Emery

50 Rockefeller Plaza New York, New York 10020

(212) 547-5438

DEREGISTRATION OF SECURITIES

On October 29, 1999, Film Roman, Inc. (the “Registrant”) filed a registration statement on Form S-8 No. 333-90009 (the “Original Registration Statement”) for the purpose of registering shares of its common stock, par value $0.01 per share (“Common Stock”), to be issued under the 1999 Non-Employee Directors Stock Option Plan. On May 9, 2001, the Registrant filed Post-Effective Amendment No. 1 on Form S-8 (“Amendment No. 1”), amending the Original Registration Statement. The Registrant is filing this Post-Effective Amendment No. 2 to the Original Registration Statement as amended by Amendment No. 1 to deregister any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 7, 2003.

FILM ROMAN, INC.

By:	/S/ JOHN HYDE

John Hyde Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on this 7th day of October, 2003.

Signature	Titles

/s/ Stephen R. Brown Stephen R. Brown	Chairman of the Board of Directors

/s/ Morris Berger Morris Berger	Vice Chairman of the Board of Directors

/s/ John Hyde John Hyde	Chief Executive Officer, Chief Financial Officer and Director

/s/ Joan Thompson Joan Thompson	Chief Accounting Officer

/s/ Gary Wurtzel Gary Wurtzel	Director

/s/ Mitchell Burg Mitchell Burg	Director

* Dixon Q. Dern	Director

* Phil Roman	Director

* By:	/s/ John Hyde

John Hyde Attorney-in-Fact